Exhibit 23.4

Consent of Independent Valuation Advisor

We hereby consent to the reference to our name (including under the heading “Experts”) and the description of our role under the heading “Net Asset Value Calculation and Valuation Procedures” in the Post-Effective Amendment No. 1 to Registration Statement on Form S-11 (Reg. No 333-237327) and related Prospectus of Cantor Fitzgerald Income Trust, Inc., for the registration of $1,250,000,000 in shares of its common stock.

/s/ Robert A. Stanger & Co., Inc.

May 25, 2021